SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CYTOGENIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CYTOGENIX, INC.
3100 WILCREST, SUITE 140
HOUSTON, TEXAS 77042

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 22, 2005

To our Shareholders:

The Annual Meeting of the Shareholders (the “Annual Meeting”) of CytoGenix, Inc., a Nevada corporation (the “Company”), will be held on June 22, 2005, at The Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas at 2:00 p.m., Houston time, for the purpose of considering and voting on the following matters:

1.

The election of two directors to serve until the 2008 Annual Meeting of shareholders or until their respective successors are elected and qualified.

2.

The approval of the selection of Lopez, Blevins, Bork & Associates, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2004.

3.

The approval of the 2005 Stock Option Plan of the Company.

4.

The transaction of such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has established the close of business on May 5, 2005 as the record date for determining the shareholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, EVEN IF YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE.

Sincerely,

Lawrence Wunderlich
Secretary

May 25, 2005

_______________________________________________

CYTOGENIX, INC.
3100 Wilcrest, Suite 140
HOUSTON, TEXAS 77042
_______________________________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To be Held June 22, 2005
__________________________________________

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies from the holders of record of the common stock, par value $.001 per share (“Common Stock”), at the close of business on May 5, 2005, for use at the Annual Meeting to be held at 2:00 p.m., Houston time, on June 22, 2005, and any adjournment thereof.  This Proxy Statement, the attached proxy and the Company’s Annual Report for the fiscal year ended December 31, 2004 are being mailed together on or about May 25, 2005, to shareholders entitled to notice of and to vote at the Annual Meeting.  The principal executive office of the Company is 3100 Wilcrest, Suite 140, Houston, Texas 77042

Properly executed proxies will be voted as directed.  If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (i) the election of the seven nominees for director; (v) the approval of the 2005 Stock Option Plan of the Company; (vi) the ratification of the indicated independent auditors; and (vii) as recommended by the Board of Directors with regard to any other matters, or if no recommendation is given, in their own discretion.

A proxy on the enclosed form may be revoked by the shareholder at any time before it is voted by filing with the Secretary of the Company a written revocation, by voting in person at the meeting, or by delivering a proxy bearing a later date.  Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

The Company will bear all costs of this Proxy Statement and the proxy and the cost of soliciting proxies relating to the Annual Meeting.  It is anticipated that the solicitation of proxies for the Annual Meeting will be made only by use of the mails and will cost approximately $15,000.00.  The Company may, however, use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. The Company will request that the brokerage houses, custodians, nominees, and fiduciaries forward the proxy soliciting materials to the beneficial owners of the Company’s shares held of record for such persons, and the Company will reimburse such persons for their related reasonable out-of-pocket expenses.

 VOTING OF SECURITIES

At the close of business on May 5, 2005, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”), there were 111,484,468 issued and outstanding shares of Common Stock, each of which share is entitled to one vote.  Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

The Company’s Bylaws provide that the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.  Assuming such a majority is present, the election of directors will require the affirmative vote by a plurality of the votes cast at the Annual Meeting.  The approval of the 2005 Stock Option Plan of the Company and the ratification of the selected independent auditors will require the affirmative vote of a majority of the shares entitled to vote and that voted or abstained at the Annual Meeting.  Abstentions from and broker non-votes on the proposal to elect directors will be counted for purposes of determining the presence of a quorum, but will not be included in the total shares voted for or against any nominee.  A broker non-vote occurs if a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because he does not have discretionary authority to vote shares and has not received instructions from the beneficial owner with respect to such proposal.  Thus, abstentions from the proposals to approve the 2005 Stock Option Plan and ratify the selection of the independent auditors will have the same legal effect as a vote against the proposals, but a broker non-vote will not be counted for purposes of determining whether a majority is achieved.

PRINCIPAL HOLDERS OF SECURITIES AND SECURITY OWNERSHIP
OF MANAGEMENT

Principal Holders of Securities.  The following table sets forth the name and address, as of May __, 2005, and the approximate number of shares of Common Stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company’s Common Stock, and the name and ownership rights of each executive officer and director, and all officers and directors as a group.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned
	Number of Shares	Percent of Class
Jett**. 59-340 Diomana Road Kamuela, Hawaii 96743 Roland L. Violette. 70 Tolland St. East Hartford, Connecticut 06108 _______________________	9,270,000 11,229,277	8.3% 10%

**Jett is a natural person with only one legal name.

Security Ownership of Management.  The following table sets forth the beneficial ownership of Common Stock as of May 1, 2005, by (i) the executive officers whose total annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2004 (the “Named Executives”); (ii) each director and nominee; and (iii) all directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise noted.

Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares[1]	Percent of Class

Malcolm H. Skolnick Ph.D.

Lawrence Wunderlich

Frank Vazquez

Scott E. Parazynski, M.D.

Cy Stein, Ph.D., M.D.

Raymond L. Ocampo, Jr...

John J. Rossi, Ph.D.

All directors and executive officers as a group

(7 persons)

	8,518,123 5,512,875 4,080,000 499,421 373,802 266,017 266,011 19,516,249	7.6% 4.9% 3.6% * * * * 17.5%

_______________________

*Less than 1% of the 111,484,468 shares outstanding at May 1, 2005.

1.  Includes shares underlying options that will become exercisable within 60 days of May 25, 2005, assuming shareholders approve the 2005 Stock Option Plan, to purchase an aggregate of 3,908,336 shares of Common Stock with a strike price of $0.70 per share as follows: Dr. Skolnick (1,200,000 shares), Mr. Wunderlich (1,187,500 shares), Mr. Vazquez (1,187,500 shares), Dr. Parazynski (83,334 shares), Dr. Stein (83,334 shares), Mr. Ocampo (83,334 shares) and Dr. Rossi (83,334 shares).  Also includes shares underlying options that are exercisable to purchase an aggregate of 11,033,334 shares of Common Stock as follows: Dr. Skolnick (5,000,000 shares with a strike price of $0.185 per share), Mr. Wunderlich (3,200,000 shares with a strike price of $0.185 per share), Mr. Vazquez (2,000,000 shares with a strike price of $0.185 per share), Dr. Parazynski (250,000 shares with a strike price of $0.185 per share), Dr. Stein (250,000 shares with a strike price of $0.185 per share), Mr. Ocampo (166,667 shares with a strike price of $0.61 per share) and Dr. Rossi (166,667 shares with a strike price of $0.83 per share).

PROPOSAL 2. - ELECTION OF DIRECTORS

Two directors will be elected at the Annual Meeting.  Shares or proxies may not be voted for more than two nominees for directors.  In accordance with Article III, Section 1(c) of the bylaws of the Company, the Board of Directors is divided into three classes serving staggered three-year terms.  Frank Vazquez and Cy A. Stein, M.D., Ph.D have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2008 and until his successor is elected and qualified.

The persons named as proxies in the proxy have been designated by the Board of Directors and intend to vote such proxy “FOR” the persons named below in the election of the Board of Directors, except to the extent authority to vote is withheld from one or more nominees.  If any such nominee is unable to serve as a director, it is intended that the shares represented by proxies will be voted in the absence of contrary indication for any substitute nominee that the Board of Directors designates.

The Board of Directors recommends a vote “FOR” each of the two nominees named below.

Information About Nominees and Directors.   Set forth below, as of May1, 2005, for each current director and for each nominee for election as a director of the Company, is information regarding age, position(s) with the Company, membership on committees of the Board of Directors, the period served as a director and term of office, business experience during at least the past five years, and other directorships currently held.  Dr. Skolnick, Chairman, President and Chief Executive Officer, Mr. Wunderlich, Chief Financial Officer and director, and Mr. Vazquez, Chief Operating Officer and director, are the only employees or former employees of the Company on the Board of Directors.

Name	Principal Occupation	Age	Director Since

Malcolm H. Skolnick Ph.D., JD

Chairman of the Board of Directors, President and Chief Executive Officer.  Dr. Skolnick has been the Chief Executive Officer and President of the Company since September 9, 1999.  Prior to that time Dr. Skolnick was a Professor in the University of Texas Health Sciences Center at Houston serving in the Medical School Graduate School of Biomedical Sciences and the School of Public Health. Dr. Skolnick has been principal investigator in five clinical trials and holds four medical device patents.   Dr. Skolnick received a Ph.D. in physics from Cornell University and a J.D. from the University of Houston.  He is licensed to practice law in Texas and is a registered patent attorney.  He has practiced intellectual property law, been active in technology transfer and licensing activities and serves on the boards of Biodyne, Inc. and Resolution Forum, Inc.

	69	1999

Lawrence Wunderlich Frank Vazquez

Chief Financial Officer and a director of the Company. Mr. Wunderlich has served as the Chief Financial Officer since August 17, 1999. Mr. Wunderlich worked as a financial consultant at the investment banking firm of Josephthal and Company from October 1996 until august 1998. Prior to his employment at Josephthal, Mr. Wunderlich co-owned The Language Loop, a translation service form 1991 to 1996 and held the position of President.

Chief Operating Officer and a director of the Company since July 2002.  Mr. Vazquez was a consultant specializing in life science start-up enterprises prior to joining the Company.  He was President/CEO of Lark Technologies, Inc. from 1989 to 1999 and Medical Metrics, Inc. from 2000 to 2001.  Mr. Vazquez has been engaged by BCMT, Inc. the commercialization subsidiary of Baylor College of Medicine, the University of Texas Health Science Center-Houston and individual clients to organize and start new medical and biotechnology companies.  Mr. Vazquez previously held management positions with CooperVision, Inc., Booz Allen and Hamilton, ITT Corporation and IBM.  He holds a B.S. from Columbia University.

	47 64	1999 2002

Scott E. Parazynski M.D.

Dr. Scott Parazynski is a graduate of Stanford University and Stanford Medical School, graduating with honors in 1989. While an undergraduate at Stanford University, he studied antigenic variation in African Sleeping Sickness, using sophisticated molecular biological techniques. He served his internship at the Brigham and Women's Hospital of Harvard Medical School, and was in Emergency Medicine residency in Denver, Colorado when selected to become a NASA Astronaut in 1992. While in medical school, he was awarded a NASA Graduate Student Fellowship and conducted research at NASA-Ames Research Center on fluid shifts that occur during human space flight. Additionally, he has been involved in the design of several exercise devices that are being developed for long-duration space flight, and has conducted research on high-altitude acclimatization. Dr. Parazynski has numerous publications in the field of space physiology, and has a particular expertise in human adaptation to stressful environments. He is a veteran of four spaceflights (STS-66, STS-86, STS-95 and STS-100) and three spacewalks, and has logged over 42 days in space, traveling 17 million miles. Dr. Parazynski has been on the Board of Directors of Cytogenix since 2002.

	43	2002

Cy A. Stein, M.D., Ph.D.

Dr. Stein is currently Professor of Medicine Urology and Pharmacology in the Oncology Department of Albert Einstein College of Medicine, New York.  In addition to his clinical and faculty activities, he is co-editor-in-chief of Antisense and Nucleic Acid Drug Development, sits on seven editorial advisory boards, including Nucleic Acids Research, serves on eight scientific advisory boards, including Genta (Berkeley Heights, NJ), Targent (New York, NY), A3D (Heidelberg, Germany), and is an ad hoc reviewer for over 20 peer reviewed journals.  He has authored 97 peer reviewed journal articles.  He has written 56 book chapters, reviews and editorials, and he holds six patents issued and four patents pending.  He attended Brown University (BA), Stanford University (PhD in Organic Chemistry), Albert Einstein College of Medicine (MD), and New York Hospital-Cornell Medical Center (Internship and Residency in Internal Medicine).  Dr Stein was a Clinical Associate and Senior Staff Fellow at The National Cancer Institute, Bethesda, Maryland.

	51	2002

John J. Rossi, PhD

Associate Director for Laboratory Research, City of Hope Comprehensive Cancer Center.  John J. Rossi, PhD began his employment with City of Hope (COH) in 1980 as an assistant research scientist in the Department of Molecular Genetics.  He was promoted to chairman of the Division of Biology in 1992.  In 1993, COH bestowed its highest honor upon him by naming him to its Gallery of Medical and Scientific Achievement for his pioneering work at the molecular level in the battle against AIDS and other major diseases.  In 1998, Dr. Rossi was appointed as the Dean of the City of Hope Graduate School of Biological Sciences.

Dr. Rossi is an expert in ribozymes (molecular scissors).  One of his most notable projects is in the area of ribozyme research in AIDS.  He led the research team that first suggested applying ribozymes to treat HIV.  His research in molecular genetics and microbiology has resulted in eight patents being granted and has served as the basis for more than 120 scientific papers.

Dr. Rossi received his bachelor’s degree from the University of New Hampshire and earned his doctorate at the University of Connecticut.  Prior to his working at COH, Dr. Rossi completed four years of post Ph.D. training at Brown University in Providence, Rhode Island.

	58	2003

Raymond L. Ocampo, Jr..

Raymond L. Ocampo Jr. has served as one of our directors since September 2003. Since April 2004, Mr. Ocampo has served as President and Chief Executive Officer of Samurai Surfer LLC, a consulting and investment company. In November 1996, Mr. Ocampo retired from Oracle Corporation, where he had served in various senior and executive positions since 1986, most recently as Senior Vice President, General Counsel and Secretary since September 1990. Mr. Ocampo is a member of the boards of directors of Intraware, Inc., Keynote Systems, Inc., PMI Group, Inc. and VitalStream Holdings, Inc. Since January 2000, Mr. Ocampo has also served as a member of the board of directors of the Berkeley Center for Law & Technology, which he co-founded in 1996.

	51	2003

MEETINGS AND COMMITTEES OF THE BOARD

During the fiscal year ended December 31, 2004, the Board of Directors of the Company held 5 meetings. The Board of Directors has no standing committees (audit, compensation or nominating).   Each director participated in at least 75% of all meetings of the Board of Directors.

The Board of Directors has no standing nominating committee. Nominations of directors are made by the board of directors. The directors are of the view that the present management structure (only three of the seven directors are employees of the Company) does not warrant the appointment of a Nominating Committee.

The Company encourages each member of the board of directors to attend the Annual Meeting of Shareholders.  Dr. Skolnick and Messrs. Vazquez and Wunderlich were the only directors who attended the 2004 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

The Company pays directors who are not employees of the Company $1,000 in restricted Common Stock per each attended Board meeting.  The Board of Directors may also make discretionary option grants to its non-employee directors.

EXECUTIVE COMPENSATION

The following table shows all compensation earned for services rendered to the Company during the fiscal years ended December 31, 2002, 2003 and 2004 by the President and Chief Executive Officer of the Company and the Chief Financial Officer of the Company (the “Named Executive Officers”).

	Annual Compensation
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	LONG-TERM COMPENSATION AWARD(S) RESTRICTED STOCK AWARD(S) ($)
Malcolm Skolnick (CEO)[1]	2004	161,500	—	$36,000
	2003	132,703	—	$54,969
	2002	117,500	—	$30,000
Lawrence Wunderlich (CFO)[2]	2004	106,500	—	$36,000
	2003	86,701	—	$38,400
	2002	70,502	—	$18,000

(1)

Dr. Skolnick was issued shares of restricted Common Stock as compensation as follows:

DATE	$ VALUE	CLOSING PRICE	NUMBER OF SHARES
12/31/04	$1,500	$0.80	1,250
12/15/04	$1,500	$0.57	1,754
11/30/04	$1,500	$0.28	3,571
11/15/04	$1,500	$0.27	3,704
10/31/04	$1,500	$0.31	3,226
10/15/04	$1,500	$0.24	4,167
9/30/04	$1,500	$0.27	3,704
9/15/04	$1,500	$0.27	3,704
8/31/04	$1,500	$0.25	3,968
8/15/04	$1,500	$0.29	3,448
7/31/04	$1,500	$0.25	3,571
7/15/04	$1,500	$0.40	2,500
6/30/04	$1,500	$0.44	2,273
6/15/04	$1,500	$0.55	1,818
5/31/04	$1,500	$0.56	1,786
5/15/04	$1,500	$0.62	1,613
4/30/04	$1,500	$0.65	1,538
4/15/04	$1,500	$0.67	1,504
3/31/04	$1,500	$0.67	1,504
3/15/04	$1,500	$0.76	1,316
2/28/04	$1,500	$0.68	1,471
2/15/04	$1,500	$0.60	1,667
1/31/04	$1,500	$0.72	1,389
1/15/04	$1,500	$0.81	1,235
12/31/03	$1,500	$0.80	1,875
12/15/03	$1,500	$0.535	2,804

11/28/03	$1,500	$0.58	2,586
11/14/03	$1,500	$0.79	1,899
10/31/03	$1,500	$0.83	1,807
10/15/03	$1,500	$0.87	1,724
9/30/03	$1,500	$0.81	1,852
9/15/03	$1,500	$0.74	2,027
8/30/03	$1,250	$0.58	2,155
8/15/03	$1,250	$0.61	2,049
7/30/03	$1,250	$0.59	2,119
7/15/03	$1,250	$0.58	2,155
6/30/03	$1,250	$0.19	6,579
6/15/03	$1,250	$0.13	9,615
5/31/03	$1,250	$0.07	19,231
5/15/03	$1,250	$0.08	16,667
4/30/03	$1,250	$0.04	35,714
4/14/03	$1,250	$0.06	20,833
3/31/03	$1,250	$0.05	25,000
3/14/03	$1,250	$0.08	15,625
2/28/03	$1,250	$0.08	15,625
2/14/03	$1,250	$0.09	13,889
1/31/03	$1,250	$0.13	9,615
1/27/03	$22,969	$0.115	208,426
1/15/03	$1,250	$0.10	12,500
12/31/02	$1,250	$0.10	12,500
12/13/02	$1,250	$0.12	10,417
11/29/02	$1,250	$0.11	11,364
11/15/02	$1,250	$0.11	11,364
10/31/02	$1,250	$0.12	10,417
10/12/02	$1,250	$0.15	8,333
9/30/02	$1,250	$0.12	10,417
9/13/02	$1,250	$0.15	8,333
8/30/02	$1,250	$0.17	7,576
8/15/02	$1,250	$0.17	7,576
7/31/02	$1,250	$0.22	5,814
7/12/02	$1,250	$0.20	6,250
6/30/02	$1,250	$0.19	6,579
6/15/02	$1,250	$0.25	5,000
5/31/02	$1,250	$0.27	4,630
5/15/02	$1,250	$0.27	4,630
4/30/02	$1,250	$0.28	4,545
4/14/02	$1,250	$0.40	3,125
3/29/02	$1,250	$0.37	3,378
3/15/02	$1,250	$0.35	3,571
2/28/02	$1,250	$0.22	5,682
2/14/02	$1,250	$0.20	6,250
1/31/02	$1,250	$0.21	5,952
1/15/02	$1,250	$0.21	5,952

(2)    Mr. Wunderlich was issued shares of restricted Common Stock as compensation as follows:

DATE	$ VALUE	CLOSING PRICE	NUMBER OF SHARES

12/31/04	$1,000	$0.80	1,875
12/15/04	$1,000	$0.57	2,632
11/30/04	$1,000	$0.28	5,357
11/15/04	$1,000	$0.27	5,556
10/31/04	$1,000	$0.31	4,839
10/15/04	$1,000	$0.24	6,250
9/30/04	$1,000	$0.27	5,556
9/15/04	$1,000	$0.27	5,556
8/31/04	$1,000	$0.25	5,952
8/17/04	$12,000	$0.07	162,182
8/15/04	$1,000	$0.29	5,172
7/31/04	$1,000	$0.25	5,357
7/15/04	$1,000	$0.40	3,750
6/30/04	$1,000	$0.44	3,409
6/15/04	$1,000	$0.55	2,727
5/31/04	$1,000	$0.56	2,679
5/15/04	$1,000	$0.62	2,419
4/30/04	$1,000	$0.65	2,308
4/15/04	$1,000	$0.67	2,256
3/31/04	$1,000	$0.67	2,256
3/15/04	$1,000	$0.76	1,974
2/28/04	$1,000	$0.68	2,206
2/15/04	$1,000	$0.60	2,500
1/31/04	$1,000	$0.72	2,083
1/15/04	$1,000	$0.81	1,852
12/31/03	$1,000	$0.80	1,250
12/15/03	$1,000	$0.535	1,869
11/28/03	$1,000	$0.58	1,724
11/14/03	$1,000	$0.79	1,266
10/31/03	$1,000	$0.83	1,205
10/15/03	$1,000	$0.87	1,149
9/30/03	$1,000	$0.81	1,235
9/15/03	$1,000	$0.74	1,351
8/30/03	$1,000	$0.58	1,724
8/15/03	$1,000	$0.61	1,639
7/30/03	$1,000	$0.59	1,695
7/15/03	$1,000	$0.58	1,724
6/30/03	$1,000	$0.19	5,263
6/15/03	$1,000	$0.13	7,692
5/31/03	$1,000	$0.07	15,385
5/15/03	$1,000	$0.08	13,333
4/30/03	$1,000	$0.04	28,571
4/14/03	$1,000	$0.06	16,667
3/31/03	$1,000	$0.05	20,000
3/14/03	$1,000	$0.08	12,500
2/28/03	$1,000	$0.08	12,500
2/14/03	$1,000	$0.09	11,111

1/31/03	$1,000	$0.13	7,692
1/27/03	$14,400	$0.115	125,217
1/15/03	$1,000	$0.10	10,000
12/31/02	$750	$0.10	7,500
12/13/02	$750	$0.12	6,250
11/29/02	$750	$0.11	6,818
11/15/02	$750	$0.11	6,818
10/31/02	$750	$0.12	6,250
10/12/02	$750	$0.15	5,000
9/30/02	$750	$0.12	6,250
9/13/02	$750	$0.15	5,000
8/30/02	$750	$0.17	4,545
8/15/02	$750	$0.17	4,545
7/31/02	$750	$0.22	3,488
7/12/02	$750	$0.20	3,750
6/30/02	$750	$0.19	3,947
6/15/02	$750	$0.25	3,000
5/31/02	$750	$0.27	2,778
5/15/02	$750	$0.27	2,778
4/30/02	$750	$0.28	2,727
4/14/02	$750	$0.40	1,875
3/29/02	$750	$0.37	2,027
3/15/02	$750	$0.35	2,143
2/28/02	$750	$0.22	3,409
2/14/02	$750	$0.20	3,750
1/31/02	$750	$0.21	3,571
1/15/02	$750	$0.21	3,571

Option Exercises and Year-End Option Values.  The following table provides information as to options exercised by the Named Executive Officer in 2004 and year-end value of unexercised options held by the Named Executive Officer.

Aggregate Option Exercises in 2004 and
December 30, 2004 Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2004 (#)	Value of Unexercised In-the-Money Options at December 31, 2004 ($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable(1)
Malcolm H. Skolnick	0	0	5,000,000 / 0	2,825,000 / 0
Lawrence Wunderlich	0	0	3,200,000 / 0	1,808,000 / 0

______________________

(1)

Value is based on the $0.75 per share closing price of Common Stock on December 30, 2004, the last day of trading prior to the end of the fiscal year, less the exercise price.

Securities Authorized for Issuance Under Equity Compensation Plans.  The following table sets forth certain information with respect to our equity compensation plans as of December 30, 2004:

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by our stockholders(2)	14,200,000	$0.204	3,800,000
Equity compensation plans not approved by our stockholders	0	0	0

_________________

(1)

Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2)

Includes options granted under the Cytogenix, Inc. 2003 Stock Option Plan.

Employment Agreement.  The Company entered into an employment agreement with Dr. Skolnick on August 1, 2003 with a five-year initial term. Dr. Skolnick’s base annual salary under the employment agreement is $144,000.  Mr. Wunderlich does not have an employment agreement with the Company. Mr. Wunderlich’s base annual salary is $96,000.

PROPOSAL 2. – APPROVAL OF 2005 STOCK OPTION PLAN

The Company's shareholders are being asked to approve the adoption of the Company's 2005 Stock Option Plan (the "Option Plan").  In the following discussion of the Option Plan capitalized terms have the same meanings as defined in the Option Plan, unless otherwise noted.

The purpose of the Option Plan is to promote the interest of the Company and its shareholders and the Company’s success by providing a method whereby a variety of equity based incentives and other awards may be granted to employees, directors of the Company, and to selected consultants.  The Option Plan is intended to enable the Company and its management team to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, to promote the success of the Company's business, and to increase shareholder value by further aligning the interests of its employees with the interests of the Company's shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance.  The Board of Directors believes that the Company's long-term success is dependent upon the ability of the Company and management team to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

Initially, a total of 18,000,000 shares of Common Stock (the "Shares") have been reserved for issuance under the Option Plan. The Option Plan will terminate on June 22, 2015.

The table below sets forth, as of the Record Date, the assumed amount and the dollar value of awards that will be received by the Named Executive Officer (as defined on page 10) and other groups, subject to obtaining shareholder approval:

Name and Position	Number of Shares under the Stock Option Plan[1]
Malcolm H. Skolnick	3,000,000
Lawrence Wunderlich	3,000,000
All executive officers as a group	10,200,000
All current directors who are not executive officers as a group	1,000,000
All employees, including all current officers who are not executive officers, as a group	3,000,000

______________________

1.  Upon shareholder approval, 33.3% of each award will vest with 33.3% of each award vesting on each of first and second anniversaries of the date of grant.

Awards granted under the Option Plan are to be determined from time to time by a compensation committee to be constituted upon approval of the plan by the shareholders (the “Compensation Committee”). It is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive Options under the Option Plan.

Summary of the Stock Option Plan

A general description of the principal terms of the Option Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the Option Plan, a copy of which is attached to this Proxy Statement as Annex I and is incorporated by reference herein.

The purpose of the Option Plan is to promote the interests of the Company and its shareholders and the Company’s success by providing a method whereby a variety of equity based incentives and other awards may be granted to employees, directors of the Company and to selected consultants. The Option Plan shall become effective upon the affirmative vote of a majority of the votes cast by shareholders of the Company’s Common Stock in person or by proxy at the Annual Meeting.

Administration. The Compensation Committee of the Board will administer the Option Plan. The Compensation Committee will have the authority to construe and interpret the Option Plan; amend and rescind rules relating to the Option Plan; make all necessary determinations for the administration of the Option Plan; determine whether Options will be granted alone or in combination or in tandem with other Options; and determine whether cash will be paid or Options will be granted in replacement of, or as alternatives to, other incentives. Furthermore, the Compensation Committee may correct any defect or inconsistency in the Option Plan or in any Option and has the authority to take all other actions it deems necessary or advisable for the proper administration of the Option Plan.

Eligibility. Any employee in good standing is eligible to become a participant in the Option Plan.  A member of the Board of Directors of the Company or a subsidiary who is not an employee of the Company or a subsidiary shall be eligible to receive Options.  Any individual who acts as an independent contractor to the Company and who renders services directly for the Company or a Subsidiary who is not a Director of the Company shall be eligible to receive Options.  As of May 24, 2005, approximately eleven employees and four members of the Board of Directors who are not employees are eligible to participate in the Option Plan.

Options. The maximum number of shares of Common Stock issuable on exercise of the Options granted under the Option Plan shall be approved by the Shareholders.  Initially, a total of 18,000,000 shares of Common Stock shall be reserved for issuance under the Option Plan.  No Option shall be granted pursuant to the Option Plan on or after the tenth anniversary date of June 22, 2005, but Options granted prior to such tenth anniversary may extend beyond that date to the date(s) specified in the agreement(s) covering such Options.

If an Option expires or is terminated, surrendered or cancelled without having been fully exercised, the unused shares covered by any such Option shall again be available for grant under the Option Plan.  However, if the expiration of the termination date of an Option is beyond the term of the existence of the Option Plan, then any shares covered by unexercised or terminated Options shall not reactivate the existence of the Option Plan and therefore may not be available for additional grants under the Option Plan.

The intent of the Option Plan is to qualify the Options granted to employees as “incentive stock options” under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Options shall contain terms as may be necessary to qualify the Options granted therein as incentive stock options pursuant to Section 422 of the Code, or any successor statute, including that such incentive stock options shall be granted only to employees, that such incentive stock options are non-transferable, and which shall conform to all other requirements of the Code.

The exercise price of each incentive stock option shall not be less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date of the grant.  No incentive stock option shall be granted to any employee who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless at the time of such grant the exercise price of the Option is at least 110% of the Fair Market Value of the underlying shares of Common Stock subject to the Option and such Option is not exercisable after the expiration of five years from the date of the grant.  No incentive stock option shall be granted to a person in his capacity as an Employee of a subsidiary if the Company has less than 50 percent ownership interest in such Subsidiary.

Options granted to employees, consultants and non-employee directors of the Company may be exercised upon termination of such status with the Company within the following periods, or such shorter periods as determined by the Compensation Committee at the time of the grant:

·

If on account of death, Options may be exercised any time during the 12-month period following death unless by its terms it expires sooner;

·

If on account of termination of employment by the Company for Misconduct, no unexercised Option shall be exercisable to any extent after termination;

·

If on account of certified disability, Options may be exercised any time during the 12-month period following disability unless by its terms it expires sooner; and

·

If for any reason other than those listed above, Options may be exercised within 31 days of such termination.

Options granted to non-employee directors of the Company or a subsidiary shall not be incentive stock options and shall have an exercise price equal to the Fair Market Value of the underlying shares of Common Stock on the date of the grant. The term of the Options shall be not more than ten years.

Options granted to consultants shall not be incentive stock options.  Grants of non-qualified stock options to Consultants shall have an exercise price equal to the Fair Market Value of the underlying shares of Common Stock on the date of the grant.  The term of the Options shall be not more than ten years.

Amendment of Option Plan. The Board of Directors, upon recommendation of the Compensation Committee, may amend or alter the Option Plan at any time and from time to time without the approval of shareholders, unless shareholder approval is required by federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.  Rights and obligations under any Option granted before amendment of the Option Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the Option was granted.

Assignability of Rights. The rights of a participant under the Option Plan shall not be assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights or other property to which such Participant may have an interest under the Option Plan.

Certain Federal Tax Consequences

The following is only a summary of the current effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Option Plan.  Reference should be made to the applicable provisions of the Code.  In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country to which the participant may be subject.

Non-qualified Stock Option. The grant of a non-qualified stock Option under the Option Plan will not result in any federal income tax consequences to the participant or to the Company.  Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the Option exercise price and the fair market value of the shares on the date of exercise.  This income is subject to withholding for federal income and employment tax purposes.  The Company is entitled to an income tax deduction in the amount of the income recognized by the participant.  Any gain or loss on the participant's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise.  The Company does not receive a tax deduction for any such gain.  The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6 percent. The maximum rate at which long-term capital gains for most types of property are taxed is 20 percent.

Incentive Stock Option. The grant of an incentive stock option under the Option Plan will not result in any federal income tax consequences to the participant or to the Company.  A participant recognizes no federal taxable income upon exercising an incentive stock option (“ISO”) (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise.  In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares of Common Stock.  If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price.  The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”).  The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price.  Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year.  The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant.

The “spread” under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

The foregoing is only a summary of the current effect of federal income taxation upon the grantee and the Company with respect to the shares purchased under the Option Plan.  Reference should be made to the applicable provisions of the Code.  In addition, the summary does not discuss the tax consequences of a grantee's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

Vote Required for Proposal Two

If a quorum exists, proposal two will be approved if the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE STOCK OPTION PLAN AND 18,000,000 SHARES INITIALLY RESERVED THEREUNDER

PROPOSAL 3. - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Lopez, Blevins, Bork & Associates, LLP, which has served as independent auditors of the Company since August 19, 2004 as independent auditors to audit the books, records and accounts of the Company for the fiscal year ended December 31, 2004.  The Board of Directors recommends a vote FOR approval of such selection.  A representative of Lopez, Blevins, Bork & Associates, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if such representative chooses to do so, and will be available to respond to appropriate questions.

AUDIT FEES; CHANGES IN ACCOUNTANTS

FEES AND EXPENSES OF INDEPENDENT ACCOUNTANT FEES

The following table sets forth the amount of audit fees, audit related fees and tax fees billed or expected to be billed by Malone & Bailey, PLLC and Lopez, Blevins, Bork & Associates, LLP, our independent auditors, for the years ended December 31, 2003 and 2004, respectively:

	2004	2003
	Amount	Amount
Audit Fees(1)	$12,400	$9,000

Audit-Related Fees(2)	0	0
Tax Fees(3)	$1,750	$1,750
All Other Fees	0	0
Total Fees	$14,150	$10,750

______________________

(1)

Includes the annual consolidated financial statement audit, review of quarterly reports on Form 10-Q and other services associated with the audit.

(2)

During the indicated periods, Malone & Bailey, PLLC and Lopez, Blevins, Bork & Associates LLP did not provide us with any information technology services relating to financial information systems design and implementation.

(3)

Includes fees and expenses for services primarily related to tax compliance, tax advice and tax planning for certain acquisitions.

On April 16, 2003, the Company engaged Malone & Bailey, PPLC, of Houston, Texas as its principal independent accountants to audit the Company’s financial statements.  The Company’s Board of Directors approved the engagement of Malone & Bailey, PLLC on April 15, 2003.

In August 19, 2004 the Company advised Malone & Bailey, PLLC (“MB”) of its termination as the Company’s independent accountant.  MB has issued no reports on the financial statements of the Company for any period subsequent to December 31, 2003.  The report of MB on the Company’s financial statements for the fiscal year ended December 31, 2003 contains a modification for a going concern uncertainty.  MB issued no reports on the financial statements of the Company for any period prior to December 31, 2002.  The decision to change independent auditors was approved by the Board of Directors.  The Company has not had any disagreements with MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MB, would have caused them to make reference thereto in their report on the financial statements of the Company.  MB furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements on August 31, 2004, which was filed as an exhibit to the Company’s Current Report on Form 8-K/A dated August 31, 2004.

On August 19, 2004, the Company engaged Lopez, Blevins, Bork & Associates LLP of Houston, Texas as its principal independent accountants to audit the Company’s financial statements.  The Company’s Board of Directors approved the engagement of Lopez, Blevins, Bork & Associates LLP on August 18, 2004.

ANNUAL REPORT

The Company’s Annual Report of Form 10-KSB covering the fiscal year ended December 31, 2004 accompanies this Proxy Statement.  Except for the financial statements included in the Annual Report that are specifically incorporated by reference herein, the Annual Report of Form 10-KSB is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material.  Additional copies of the Annual Report of Form 10-KSB are available upon request.

OTHER MATTERS

Compliance With Section 16(a) of the Exchange Act.  Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all Section 16(a) forms they file.  The Company believes that all filings required to be made under Section 16(a) were timely made.

Other Matters.  At the date hereof, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Shareholders.  If any other matter properly comes before the meeting, however, it is intended that the persons named in the accompanying proxy will vote such proxy in accordance with the discretion and instructions of the Board of Directors.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders wishing to submit proposals for consideration by the Company’s Board of Directors at the Company’s 2005 Annual Meeting of Shareholders should submit them in writing to the attention of the Secretary of the Company no later than January 26, 2005, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy for that meeting.

A shareholder who wishes to make a proposal at the 2005 Annual Meeting of Shareholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in our proxy materials) must notify us of the proposal by April 1, 2005.  If a shareholder fails to timely give notice of a potential proposal, then the persons named as proxies in the proxy cards solicited by our Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion or as directed by our management.

By Order of the Board of Directors,

Lawrence Wunderlich
Secretary

May __, 2005

ANNEX I

A-2

EXHIBIT A

CYTOGENIX, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD JUNE 22, 2005

P

The proxies are directed to vote as specified below and in their discretion on all other matters coming before the meeting.  If no direction is made, the proxy will vote FOR all nominees listed below and the approval of independent auditors. This proxy is solicited by the Board of Directors.

R

1.

ELECTION OF DIRECTORS –Frank Vazquez and Cy A. Stein.

ÿ

Vote FOR from all nominees listed above, except vote withheld from (to withhold authority to vote for any individual nominee, write in the names on the line below:)

O

ÿ

Vote WITHHELD from all nominees

X

2.

APPROVAL OF THE COMPANY’S 2005 STOCK OPTION PLAN.

ÿ  FOR

ÿ  AGAINST

ÿ  ABSTAIN

Y

3.

APPROVAL OF INDEPENDENT AUDITORS.

ÿ  FOR

ÿ  AGAINST

ÿ  ABSTAIN

ÿ  I plan to attend the meeting.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE.

B-1

EXHIBIT A

CYTOGENIX, INC.
Proxy Solicited On Behalf Of The Board Of Directors
For The Annual Meeting To Be Held June 22, 2005

The undersigned appoints Frank Vazquez and Lawrence Wunderlich, and each of them, as attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of CytoGenix, Inc. (the “Company”) to be held June 22, 2005, and at any adjournment thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

Dated:________________________, 2005

Signature

Signature if held jointly

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators, trustees, etc., should give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer.  If signer is a partnership, please sign partnership name by authorized person.

Endnotes

3920440v.2

B-2